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                                                                   EXHIBIT 10.29

                     AMENDMENT NO. 3 TO EMPLOYMENT CONTRACT

         This Amendment No. 3 to Employment Contract ("Amendment") is entered into this 31st day of May 2005, to be effective as of January 1, 2005, by and between CPC OF AMERICA, INC., a Nevada corporation ("Company"), and ROD A. SHIPMAN ("Executive").

                                 R E C I T A L S

         WHEREAS, Executive is engaged by the Company as its Chief Executive Officer and Chairman of the Board pursuant to an Employment Contract dated April 23, 1998, as amended on April 1, 1999 and January 1, 2003 (the "Employment Contract").

         WHEREAS, the Company and Executive desire to further amend certain provisions of the Employment Contract relating to Executive's compensation.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Employment Contract, the parties agree as follows:

         1. Paragraph 3(a) of the Employment Contract is hereby amended to read in its entirety as follows:

                  "(a) Effective as of and retroactive to January 1, 2005, Executive's annual salary shall be $570,194. Effective as January 1, 2006, Executive's annual salary shall be increased to $627,213.40. Effective as of January 1, 2007, Executive's annual salary shall be increased to $689,934.74 and shall remain at such level throughout the remainder of the term of this Agreement; provided that the then current salary shall be reviewed in connection with any renewal of this Agreement. The Executive shall be entitled to participate in any key management bonus or incentive compensation program including, but not limited to stock options and warrants, instituted by the Board of Directors of the Company, in the sole discretion of the Board of Directors. The salary and bonus payments hereunder shall be subject to withholding and any other applicable tax law."

         2. Paragraph 5 of the Employment Contract shall be amended in its entirety to read as follows:

            "Executive shall be personally responsible for the payment of, and shall not be entitled to seek reimbursement from the Company for, any travel, entertainment or other business expenses incurred by Executive in connection with the performance of his duties on behalf of the Company."

         3. Except as amended by this Amendment, the form, terms and conditions of the Employment Contract remain in full force and effect in accordance with its terms.

         4. In consideration of the agreements entered into hereby, the Company agrees to waive the vesting requirement of all options held by Executive pursuant to that certain Non-Qualified Stock Option Agreement dated April 23, 1998 by and between the Company and Executive.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                       "Employer"

                                       CPC of America, Inc.,
                                       a Nevada Corp.



                                       By: /s/ Rod A. Shipman
                                           -------------------------------------
                                           Rod A. Shipman
                                           President and Chief Executive Officer


                                       "Employee"


                                       /s/ Rod A. Shipman
                                       -----------------------------------------
                                       Rod A. Shipman


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